Exhibit 99.1

News Release

Abbott Reports Second-Quarter 2017 Results

•                 Second-quarter reported sales growth of 24.4 percent; comparable operational sales growth of 2.9 percent

•                 Second-quarter GAAP EPS from continuing operations of $0.15; adjusted EPS from continuing operations of $0.62, above previous guidance range

•                 Raises full-year 2017 EPS guidance range for continuing operations; continues to reflect double-digit growth

ABBOTT PARK, Ill., July 20, 2017 — Abbott today announced financial results for the second quarter ended June 30, 2017.

•                  Second-quarter worldwide sales of $6.6 billion increased 24.4 percent on a reported basis and 2.9 percent on a comparable operational* basis.

•                  Reported diluted EPS from continuing operations under GAAP was $0.15 in the second quarter.  Excluding specified items, adjusted diluted EPS from continuing operations was $0.62 in the second quarter, above the previous guidance range of $0.59 to $0.61.

•                  Abbott is raising its full-year 2017 EPS guidance range, which continues to reflect double-digit growth. Abbott projects full-year diluted EPS from continuing operations on a GAAP basis of $1.03 to $1.13. Projected full-year adjusted diluted EPS from continuing operations is now $2.43 to $2.53.

•                  In the second quarter, Abbott submitted for FDA approval of MRI-conditional labeling for its Quadra AssuraTM Cardiac Resynchronization Therapy Defibrillator (CRT-D) products and QuartetTM family of left ventricular leads.

•                  In May, Abbott announced CE Mark of the new Confirm RxTM Insertable Cardiac Monitor (ICM), the world’s first smartphone compatible ICM that helps physicians detect cardiac arrhythmias in order to guide therapy.

•                  In June, Abbott announced CE Mark of its new AlinityTM hq hematology system, which identifies and quantifies different types of blood cells to help diagnose blood-related diseases. Alinity hq represents the fifth new diagnostic system the company has launched in Europe since November 2016.

•                  In June, Abbott announced its FreeStyle® Libre glucose monitoring system received regulatory approval in Canada and national reimbursement in France. This revolutionary system transforms how people test their glucose levels by providing a convenient alternative to painful finger sticks.

“Halfway through the year, we’re on track with all of our key priorities, including the integration of St. Jude and growth contributions from our pipeline,” said Miles D. White, chairman and chief executive officer, Abbott. “We’re also raising our full-year guidance range as we continue to target double-digit ongoing EPS growth.”

—more—

* See note on comparable operational growth on the next page.

SECOND-QUARTER BUSINESS OVERVIEW

Note: Management believes that measuring sales growth rates on a comparable operational basis is an appropriate way for investors to best understand the underlying performance of the business.

Comparable operational sales growth excludes the impact of exchange and for Total Abbott and Medical Devices, also includes prior year results for St. Jude Medical, which was acquired on Jan. 4, 2017, and excludes prior year and current year results for the Abbott Medical Optics (AMO) and St. Jude Medical vascular closure businesses, which were divested during the first quarter 2017. Comparable operational sales growth also reflects a reduction to St. Jude Medical’s historic sales related to administrative fees paid to conform to Abbott’s presentation, as further described in Form 8-K issued on April 18, 2017.

Following are sales by business segment and commentary for the second quarter and first half 2017:

Total Company

($ in millions)

				% Change vs. 2Q16
	Sales 2Q17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	2,360	4,277	6,637	42.5	16.3	24.4	3.0	2.9	2.9
Nutrition	773	958	1,731	3.1	(3.3)	(0.6)	3.1	(1.5)	0.5
Diagnostics	385	888	1,273	6.8	2.6	3.8	6.8	4.8	5.4
Established Pharmaceuticals	—	1,021	1,021	n/a	4.1	4.1	n/a	3.5	3.5
Medical Devices	1,191	1,405	2,596	122.4	68.0	89.2	1.7	4.4	3.2

* Total Abbott sales from continuing operations include Other Sales of $16 million. In 2016, the AMO business, which was divested during the first quarter 2017, was reported as part of the Medical Devices group. Comparable operational growth rates above exclude results from the AMO business.

				% Change vs. 1H16
	Sales 1H17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	4,684	8,288	12,972	47.0	17.9	27.0	3.4	2.9	3.1
Nutrition	1,503	1,870	3,373	2.4	(3.8)	(1.1)	2.4	(2.2)	(0.3)
Diagnostics	756	1,675	2,431	8.1	1.9	3.7	8.1	3.8	5.1
Established Pharmaceuticals	—	1,971	1,971	n/a	5.5	5.5	n/a	4.5	4.5
Medical Devices	2,327	2,664	4,991	132.5	70.0	94.3	2.6	4.8	3.8

* In 2017, Total Abbott sales from continuing operations include Other Sales of $206 million, including sales of $175 million from the AMO business, which was divested during the first quarter 2017. In 2016, the AMO business was reported as part of the Medical Devices group. Comparable operational growth rates above exclude results from the AMO business.

n/a = Not Applicable.

Note: In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Second-quarter 2017 worldwide sales of $6.6 billion increased 24.4 percent on a reported basis. On a comparable operational basis, worldwide sales increased 2.9 percent. Sales growth in the quarter was impacted by purchasing patterns associated with the implementation of a new Goods and Services Tax (GST) system in India. Excluding this transitory impact, which primarily impacted Established Pharmaceuticals, total Abbott sales would have grown 25.3 percent on a reported basis and 3.7 percent on a comparable operational basis in the second quarter. Refer to pages 17 and 18 for a reconciliation of comparable historical revenue.

Nutrition

($ in millions)

				% Change vs. 2Q16
	Sales 2Q17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	773	958	1,731	3.1	(3.3)	(0.6)	3.1	(1.5)	0.5
Pediatric	459	528	987	8.0	(3.7)	1.4	8.0	(1.8)	2.5
Adult	314	430	744	(3.4)	(2.8)	(3.1)	(3.4)	(1.0)	(2.0)

				% Change vs. 1H16
	Sales 1H17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	1,503	1,870	3,373	2.4	(3.8)	(1.1)	2.4	(2.2)	(0.3)
Pediatric	891	1,023	1,914	7.7	(8.0)	(1.3)	7.7	(6.4)	(0.4)
Adult	612	847	1,459	(4.5)	1.9	(0.9)	(4.5)	3.3	(0.1)

Worldwide Nutrition sales decreased 0.6 percent on a reported basis in the second quarter, including an unfavorable 1.1 percent effect of foreign exchange, and increased 0.5 percent on an operational basis.

Worldwide Pediatric Nutrition sales increased 1.4 percent on a reported basis in the second quarter, including an unfavorable 1.1 percent effect of foreign exchange, and increased 2.5 percent on an operational basis. In the U.S., above-market sales growth was driven by recently launched new products across Abbott’s infant formula portfolio as well as strong growth of its PediaSure® toddler brand. International sales declined 3.7 percent on a reported basis and 1.8 percent on an operational basis. As expected, market conditions in China remain challenging.

Worldwide Adult Nutrition sales decreased 3.1 percent on a reported basis in the second quarter, including an unfavorable 1.1 percent effect of foreign exchange, and decreased 2.0 percent on an operational basis. Global Adult Nutrition sales were impacted by competitive and market dynamics.

Diagnostics

($ in millions)

				% Change vs. 2Q16
	Sales 2Q17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	385	888	1,273	6.8	2.6	3.8	6.8	4.8	5.4
Core Laboratory	232	788	1,020	12.5	2.0	4.2	12.5	4.4	6.1
Molecular	41	73	114	(18.6)	6.1	(4.5)	(18.6)	6.7	(4.1)
Point of Care	112	27	139	8.0	11.2	8.6	8.0	12.7	8.9

				% Change vs. 1H16
	Sales 1H17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	756	1,675	2,431	8.1	1.9	3.7	8.1	3.8	5.1
Core Laboratory	448	1,483	1,931	13.1	1.1	3.6	13.1	3.2	5.3
Molecular	86	140	226	(11.7)	8.0	(0.5)	(11.7)	8.3	(0.3)
Point of Care	222	52	274	7.6	9.8	8.0	7.6	10.7	8.2

Worldwide Diagnostics sales increased 3.8 percent on a reported basis in the second quarter, including an unfavorable 1.6 percent effect of foreign exchange, and increased 5.4 percent on an operational basis.

Core Laboratory Diagnostics sales increased 4.2 percent on a reported basis in the second quarter, including an unfavorable 1.9 percent effect of foreign exchange, and increased 6.1 percent on an operational basis. In the U.S., double-digit growth was driven by share capture in Abbott’s blood screening business. During the quarter, Abbott announced CE Mark of its new Alinity hq hematology system to identify and quantify different types of blood cells to help diagnose blood-related diseases. Alinity hq represents the fifth new diagnostic system the company has launched in Europe since November 2016.

Molecular Diagnostics sales decreased 4.5 percent on a reported basis in the second quarter, including an unfavorable 0.4 percent effect of foreign exchange, and decreased 4.1 percent on an operational basis. Continued growth in infectious disease testing, Abbott’s core area of focus in the molecular diagnostics market, was offset by a planned scale down in other testing areas.

Point of Care Diagnostics sales increased 8.6 percent on a reported basis in the second quarter, including an unfavorable 0.3 percent effect of foreign exchange, and increased 8.9 percent on an operational basis. Sales growth in the quarter was led by continued adoption of Abbott’s i-STAT® handheld system in the U.S. and strong growth internationally.

Established Pharmaceuticals

($ in millions)

				% Change vs. 2Q16
	Sales 2Q17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	—	1,021	1,021	n/a	4.1	4.1	n/a	3.5	3.5
Key Emerging Markets	—	798	798	n/a	5.8	5.8	n/a	4.6	4.6
Other	—	223	223	n/a	(1.5)	(1.5)	n/a	(0.2)	(0.2)

				% Change vs. 1H16
	Sales 1H17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	—	1,971	1,971	n/a	5.5	5.5	n/a	4.5	4.5
Key Emerging Markets	—	1,528	1,528	n/a	10.1	10.1	n/a	8.2	8.2
Other	—	443	443	n/a	(7.8)	(7.8)	n/a	(6.1)	(6.1)

Established Pharmaceuticals sales increased 4.1 percent on a reported basis in the second quarter, including a favorable 0.6 percent effect of foreign exchange, and increased 3.5 percent on an operational basis. Sales growth in the quarter was impacted by purchasing patterns associated with the implementation of a new Goods and Services Tax (GST) system in India. Excluding this transitory impact, total Established Pharmaceutical sales would have grown in the high-single digits in the second quarter.

Key Emerging Markets include Brazil, Russia, India and China, along with several additional emerging countries that represent the most attractive long-term growth opportunities for Abbott’s branded generics product portfolio. Sales in these key geographies increased 5.8 percent on a reported basis and 4.6 percent on an operational basis in the second quarter. Strong growth in Russia, China, and several countries across Latin America was partially offset by the impact associated with implementation of a new GST system in India. Excluding this transitory impact, sales in Key Emerging Markets would have grown double-digits in the second quarter.

Medical Devices

($ in millions)

				% Change vs. 2Q16
	Sales 2Q17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	1,191	1,405	2,596	122.4	68.0	89.2	1.7	4.4	3.2
Cardiovascular and Neuromodulation	1,110	1,150	2,260	220.3	164.2	189.0	1.1	0.7	0.9
Rhythm Management	273	279	552	n/m	n/m	n/m	(13.7)	(4.5)	(9.2)
Electrophysiology	154	189	343	n/m	n/m	n/m	13.0	7.7	10.0
Heart Failure	123	36	159	n/m	n/m	n/m	0.7	1.3	0.8
Vascular	295	436	731	(2.3)	13.5	6.6	(10.8)	(2.5)	(6.0)
Structural Heart	104	164	268	149.2	219.2	187.9	9.1	9.0	9.1
Neuromodulation	161	46	207	n/m	n/m	n/m	65.5	11.5	49.0
Diabetes Care	81	255	336	10.7	21.4	18.7	10.7	24.9	21.3

				% Change vs. 1H16
	Sales 1H17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	2,327	2,664	4,991	132.5	70.0	94.3	2.6	4.8	3.8
Cardiovascular and Neuromodulation	2,171	2,192	4,363	241.7	163.6	197.4	2.1	1.0	1.6
Rhythm Management	533	530	1,063	n/m	n/m	n/m	(15.7)	(4.3)	(10.3)
Electrophysiology	299	360	659	n/m	n/m	n/m	11.6	9.5	10.4
Heart Failure	232	69	301	n/m	n/m	n/m	(4.7)	3.1	(3.0)
Vascular	599	835	1,434	8.2	13.9	11.4	(3.1)	(3.2)	(3.1)
Structural Heart	211	313	524	180.8	220.3	203.2	15.3	10.1	12.1
Neuromodulation	297	85	382	n/m	n/m	n/m	64.0	16.3	50.1
Diabetes Care	156	472	628	9.5	23.1	19.4	9.5	26.7	22.0

n/m = Percent change is not meaningful.

Worldwide Medical Devices sales increased 89.2 percent on a reported basis in the second quarter. On a comparable operational basis, sales increased 3.2 percent, or 4.4 percent excluding the comparison impact from the favorable resolution of a third-party royalty agreement last year. Refer to pages 17 and 18 for a reconciliation of comparable historical revenue.

Worldwide sales of Cardiovascular and Neuromodulation products were led by strong growth in Electrophysiology, Structural Heart and Neuromodulation. In Electrophysiology, Abbott announced the European launch of its Confirm Rx Insertable Cardiac Monitor (ICM), the world’s first smartphone compatible ICM that helps physicians detect cardiac arrhythmias in order to guide therapy. Growth in Structural Heart was driven by continued double-digit growth of MitraClip®, Abbott’s market-leading device for the treatment of mitral regurgitation. In Neuromodulation, strong double-digit growth was led by several recently launched products for the treatment of chronic pain and movement disorders. As expected, Rhythm Management sales in the U.S. were impacted by continued competitive dynamics in the MRI-conditional category of products. In the quarter, Abbott submitted for FDA approval of  MRI-conditional labeling for its Quadra Assura Cardiac Resynchronization Therapy Defibrillator (CRT-D) products and Quartet family of left ventricular leads.

Worldwide Diabetes Care sales increased 18.7 percent on a reported basis in the second quarter, including an unfavorable 2.6 percent effect of foreign exchange, and increased 21.3 percent on an operational basis. Strong double-digit international sales growth was led by continued consumer uptake of FreeStyle Libre, Abbott’s revolutionary sensor-based glucose monitoring system, which received regulatory approval in Canada in June and is now available for sale in more than thirty-five countries.

ABBOTT RAISES FULL-YEAR EARNINGS-PER-SHARE GUIDANCE

Abbott is raising its full-year 2017 earnings per share guidance range, which continues to reflect double-digit growth. Abbott now projects diluted earnings per share from continuing operations under Generally Accepted Accounting Principles (GAAP) to be $1.03 to $1.13. Projected diluted earnings per share from continuing operations on an adjusted basis is now $2.43 to $2.53 for the full year 2017.

Abbott forecasts net specified items for the full year 2017 of approximately $1.40 per share. Specified items include acquisition-related expenses, intangible amortization expense, charges associated with cost reduction initiatives and other expenses, partially offset by a gain on the sale of the AMO business.

ABBOTT DECLARES 374TH QUARTERLY DIVIDEND

On June 9, 2017, the board of directors of Abbott declared the company’s quarterly dividend of $0.265 per share. Abbott’s cash dividend is payable Aug. 15, 2017, to shareholders of record at the close of business on July 14, 2017.

Abbott has increased its dividend payout for 45 consecutive years and is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for at least 25 consecutive years.

About Abbott:

Abbott is a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare. With a portfolio of leading, science-based offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals, Abbott serves people in more than 150 countries and employs approximately 94,000 people.

Visit Abbott at www.abbott.com and connect with us on Twitter at @AbbottNews.

Abbott will webcast its live second-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the call will be available later that day.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors’’  to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2016, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial:

Scott Leinenweber, (224) 668-0791

Michael Comilla, (224) 668-1872

Jeffrey Byrne, (224) 668-8808

Abbott Media:

Darcy Ross, (224) 667-3655

Elissa Maurer, (224) 668-3309

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

Second Quarter Ended June 30, 2017 and 2016

(in millions, except per share data)

(unaudited)

	2Q17	2Q16	% Change
Net Sales	$6,637	$5,333	24.4

Cost of products sold, excluding amortization expense	3,173	2,287	38.7
Amortization of intangible assets	392	145	n/m
Research and development	513	348	47.5
Selling, general, and administrative	2,132	1,737	22.7
Total Operating Cost and Expenses	6,210	4,517	37.5

Operating earnings	427	816	(47.7)

Interest expense, net	183	83	n/m
Net foreign exchange (gain) loss	(12)	10	n/m
Other (income) expense, net	(39)	8	n/m
Earnings from Continuing Operations before taxes	295	715	(58.8)

Tax expense on Earnings from Continuing Operations	25	116	(78.6)
Earnings from Continuing Operations	270	599	(54.9)

Earnings from Discontinued Operations, net of taxes	13	16	(22.5)
Gain on Sale of Discontinued Operations, net of taxes	—	—
Net Earnings from Discontinued Operations, net of taxes	13	16	(22.5)

Net Earnings	$283	$615	(54.1)

Earnings from Continuing Operations, excluding Specified Items, as described below	$1,096	$812	34.9	1)

Diluted Earnings per Common Share from:

Continuing Operations	$0.15	$0.40	(62.5)

Discontinued Operations	0.01	0.01	—

Total	$0.16	$0.41	(61.0)

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$0.62	$0.55	12.7	1)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,749	1,480

NOTES:

See tables on page 14 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnote on the following page.

1)             2017 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $826 million, or $0.47 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions.

2016 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $213 million, or $0.15 per share, for intangible amortization expense,  expenses primarily associated with acquisitions, including bridge facility fees, and charges related to cost reduction initiatives and other expenses.

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

First Half Ended June 30, 2017 and 2016

(in millions, except per share data)

(unaudited)

	1H17	1H16	% Change
Net Sales	$12,972	$10,218	27.0

Cost of products sold, excluding amortization expense	6,217	4,427	40.4
Amortization of intangible assets	914	289	n/m
Research and development	1,060	727	45.9
Selling, general, and administrative	4,556	3,435	32.6
Total Operating Cost and Expenses	12,747	8,878	43.6

Operating earnings	225	1,340	(83.2)

Interest expense, net	387	108	n/m
Net foreign exchange (gain) loss	(28)	488	n/m	1)
Other (income) expense, net	(1,165)	27	n/m	2)
Earnings from Continuing Operations before taxes	1,031	717	43.8

Tax expense on Earnings from Continuing Operations	375	62	n/m	3)
Earnings from Continuing Operations	656	655	0.1

Earnings from Discontinued Operations, net of taxes	46	260	(82.4)
Gain on Sale of Discontinued Operations, net of taxes	—	16	n/m
Net Earnings from Discontinued Operations, net of taxes	46	276	(83.4)	4)

Net Earnings	$702	$931	(24.7)

Earnings from Continuing Operations, excluding Specified Items, as described below	$1,939	$1,427	35.9	5)

Diluted Earnings per Common Share from:

Continuing Operations	$0.37	$0.44	(15.9)

Discontinued Operations	0.03	0.19	(84.2)	4)

Total	$0.40	$0.63	(36.5)

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$1.11	$0.96	15.6	5)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,742	1,482

NOTES:

See tables on page 15 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             2016 Net foreign exchange (gain) loss includes a loss of $477 million related to the revaluation of Abbott’s net monetary assets in Venezuela using the Dicom exchange rate, which is the Venezuelan government’s official floating exchange rate.

2)             2017 Other (income) expense, net includes a pretax gain of $1.151 billion from the sale of the AMO business.

3)             2017 Tax expense on Earnings from Continuing Operations includes the tax associated with a $1.151 billion pretax gain on the sale of the AMO business.

2016 Tax expense on Earnings from Continuing Operations includes the impact of a net tax benefit of approximately $145 million as a result of the resolution of various tax positions from prior years, partially offset by the unfavorable impact of non-deductible foreign exchange losses related to Venezuela.

4)             2017 Earnings and Diluted Earnings per Common Share from Discontinued Operations, net of taxes primarily relates to a net tax benefit as a result of the resolution of various tax positions from prior years.

2016 Earnings and Diluted Earnings per Common Share from Discontinued Operations, net of taxes primarily reflect the impact of a net tax benefit of $266 million as a result of the resolution of various tax positions from prior years.

5)             2017 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $1.283 billion, or $0.74 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions, partially offset by a gain on the sale of the AMO business.

2016 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $772 million, or $0.52 per share, for intangible amortization expense, the foreign exchange loss related to Venezuela, expenses associated with acquisitions, including bridge facility fees, and other charges related to cost reduction initiatives and other expenses, partially offset by the favorable impact of a net tax benefit as a result of the resolution of various tax positions from prior years.

NON-GAAP RECONCILIATION OF FINANCIAL INFORMATION FROM CONTINUING OPERATIONS

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

Second Quarter Ended June 30, 2017 and 2016

(in millions, except per share data)

(unaudited)

	2Q17
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$392	$(392)	—
Gross Margin	3,072	895	$3,967	59.8%
R&D	513	(15)	498	7.5%
SG&A	2,132	(138)	1,994	30.0%
Interest expense, net	183	(2)	181
Other (income) expense, net	(39)	32	(7)
Earnings from Continuing Operations before taxes	295	1,018	1,313
Tax expense on Earnings from Continuing Operations	25	192	217
Earnings from Continuing Operations	270	826	1,096
Diluted Earnings per Share from Continuing Operations	$0.15	$0.47	$0.62

Specified items reflect intangible amortization expense of $392 million and other expenses of $626 million, primarily associated with acquisitions, including approximately $430 million of inventory step-up amortization related to St. Jude Medical and other expenses. See page 19 for additional details regarding specified items.

	2Q16
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$145	$(145)	—
Gross Margin	2,901	170	$3,071	57.6%
R&D	348	(1)	347	6.5%
SG&A	1,737	(54)	1,683	31.6%
Interest expense, net	83	(57)	26
Other (income) expense, net	8	(1)	7
Earnings from Continuing Operations before taxes	715	283	998
Tax expense on Earnings from Continuing Operations	116	70	186
Earnings from Continuing Operations	599	213	812
Diluted Earnings per Share from Continuing Operations	$0.40	$0.15	$0.55

Specified items reflect intangible amortization expense of $145 million, and other expenses of $138 million, primarily associated with acquisitions, including bridge facility fees, and charges related to cost reduction initiatives and other expenses. See page 20 for additional details regarding specified items.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

First Half Ended June 30, 2017 and 2016

(in millions, except per share data)

(unaudited)

	1H17
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$914	$(914)	—
Gross Margin	5,841	1,879	$7,720	59.5%
R&D	1,060	(55)	1,005	7.7%
SG&A	4,556	(505)	4,051	31.2%
Interest expense, net	387	(19)	368
Other (income) expense, net	(1,165)	1,166	1
Earnings from Continuing Operations before taxes	1,031	1,292	2,323
Tax expense on Earnings from Continuing Operations	375	9	384
Earnings from Continuing Operations	656	1,283	1,939
Diluted Earnings per Share from Continuing Operations	$0.37	$0.74	$1.11

Specified items reflect intangible amortization expense of $914 million and other expenses of $1.529 billion, primarily associated with acquisitions, including approximately $820 million of inventory step-up amortization related to St. Jude Medical, charges related to restructuring actions and other expenses, partially offset by a gain of $1.151 billion from the sale of the AMO business. See page 21 for additional details regarding specified items.

	1H16
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$289	$(289)	—
Gross Margin	5,502	342	$5,844	57.2%
R&D	727	(46)	681	6.7%
SG&A	3,435	(97)	3,338	32.7%
Interest expense, net	108	(69)	39
Net foreign exchange (gain) loss	488	(477)	11
Other (income) expense, net	27	(5)	22
Earnings from Continuing Operations before taxes	717	1,036	1,753
Tax expense on Earnings from Continuing Operations	62	264	326
Earnings from Continuing Operations	655	772	1,427
Diluted Earnings per Share from Continuing Operations	$0.44	$0.52	$0.96

Specified items reflect intangible amortization expense of $289 million, the impact of the foreign exchange loss in Venezuela of $477 million, and other expenses of $270 million, primarily associated with acquisitions, including bridge facility fees, and charges related to cost reduction initiatives and other expenses, partially offset by a net tax benefit of approximately $145 million as a result of the resolution of various tax positions from prior years. See page 22 for additional details regarding specified items.

RECONCILIATION OF TAX RATE FOR CONTINUING OPERATIONS

A reconciliation of the second-quarter tax rates for continuing operations for 2017 and 2016 is shown below:

	2Q17
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$295	$25	8.4%	1)
Specified items	1,018	192
Excluding specified items	$1,313	$217	16.5%

	2Q16
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$715	$116	16.2%
Specified items	283	70
Excluding specified items	$998	$186	18.6%

1)             Reported tax rate on a GAAP basis for the second quarter of 2017 includes the impact of approximately $25 million in excess tax benefits associated with share-based compensation.

A reconciliation of the year-to-date tax rates for continuing operations for 2017 and 2016 is shown below:

	1H17
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,031	$375	36.4%	2)
Specified items	1,292	9
Excluding specified items	$2,323	$384	16.5%

	1H16
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$717	$62	8.6%	3)
Specified items	1,036	264
Excluding specified items	$1,753	$326	18.6%

2)             Reported tax rate on a GAAP basis for 2017 includes the impact of taxes associated with a $1.151 billion pretax gain on the sale of the AMO business.

3)             Reported tax rate on a GAAP basis for 2016 includes the impact of a net tax benefit of approximately $145 million as a result of the resolution of various tax positions from prior years, partially offset by the unfavorable impact of non-deductible foreign exchange losses related to Venezuela.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Comparable Historical Revenue

Second Quarter Ended June 30, 2017 and 2016

($ in millions) (unaudited)

	2Q17			2Q16				% Change vs. 2Q16
	Abbott	Divested	Comparable	Abbott	Acquired St. Jude		Comparable		Comparable
	Reported	Businesses	Revenue	Reported	Business a)	AMO	Revenue	Reported	Reported	Operational b)

Total Company	6,637	—	6,637	5,333	1,484	(307)	6,510	24.4	1.9	2.9
U.S.	2,360	—	2,360	1,655	752	(116)	2,291	42.5	3.0	3.0
Int’l	4,277	—	4,277	3,678	732	(191)	4,219	16.3	1.4	2.9

Total Medical Devices	2,596	—	2,596	1,372	1,484	(307)	2,549	89.2	1.9	3.2
U.S.	1,191	—	1,191	535	752	(116)	1,171	122.4	1.7	1.7
Int’l	1,405	—	1,405	837	732	(191)	1,378	68.0	2.0	4.4

Cardiovascular and Neuromodulation	2,260	—	2,260	782	1,484	—	2,266	189.0	(0.2)	0.9
U.S.	1,110	—	1,110	346	752	—	1,098	220.3	1.1	1.1
Int’l	1,150	—	1,150	436	732	—	1,168	164.2	(1.5)	0.7

Rhythm Management	552	—	552	—	614	—	614	n/m	(10.4)	(9.2)
U.S.	273	—	273	—	315	—	315	n/m	(13.7)	(13.7)
Int’l	279	—	279	—	299	—	299	n/m	(6.9)	(4.5)

Electrophysiology	343	—	343	3	313	—	316	n/m	8.8	10.0
U.S.	154	—	154	3	134	—	137	n/m	13.0	13.0
Int’l	189	—	189	—	179	—	179	n/m	5.5	7.7

Heart Failure	159	—	159	—	159	—	159	n/m	0.2	0.8
U.S.	123	—	123	—	122	—	122	n/m	0.7	0.7
Int’l	36	—	36	—	37	—	37	n/m	(1.5)	1.3

Vascular	731	—	731	686	102	—	788	6.6	(7.1)	(6.0)
U.S.	295	—	295	301	30	—	331	(2.3)	(10.8)	(10.8)
Int’l	436	—	436	385	72	—	457	13.5	(4.3)	(2.5)

Structural Heart	268	—	268	93	156	—	249	187.9	7.5	9.1
U.S.	104	—	104	42	54	—	96	149.2	9.1	9.1
Int’l	164	—	164	51	102	—	153	219.2	6.5	9.0

Neuromodulation	207	—	207	—	140	—	140	n/m	48.1	49.0
U.S.	161	—	161	—	97	—	97	n/m	65.5	65.5
Int’l	46	—	46	—	43	—	43	n/m	8.4	11.5

a) Reflects reported actuals for St. Jude Medical, excluding results from the vascular closure business, as well as a reduction to St. Jude Medical sales related to the reclassification of fees paid to group purchasing organizations from the Selling, general, and administrative line.

b) In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Comparable Historical Revenue

First Half Ended June 30, 2017 and 2016

($ in millions) (unaudited)

	1H17			1H16				% Change vs. 1H16
	Abbott	Divested	Comparable	Abbott	Acquired St. Jude		Comparable		Comparable
	Reported	Businesses a)	Revenue	Reported	Business b)	AMO	Revenue	Reported	Reported	Operational c)

Total Company	12,972	(187)	12,785	10,218	2,857	(576)	12,499	27.0	2.3	3.1
U.S.	4,684	(84)	4,600	3,186	1,485	(224)	4,447	47.0	3.4	3.4
Int’l	8,288	(103)	8,185	7,032	1,372	(352)	8,052	17.9	1.7	2.9

Total Medical Devices	4,991	(12)	4,979	2,569	2,857	(576)	4,850	94.3	2.7	3.8
U.S.	2,327	(6)	2,321	1,001	1,485	(224)	2,262	132.5	2.6	2.6
Int’l	2,664	(6)	2,658	1,568	1,372	(352)	2,588	70.0	2.7	4.8

Cardiovascular and Neuromodulation	4,363	(12)	4,351	1,467	2,857	—	4,324	197.4	0.6	1.6
U.S.	2,171	(6)	2,165	635	1,485	—	2,120	241.7	2.1	2.1
Int’l	2,192	(6)	2,186	832	1,372	—	2,204	163.6	(0.8)	1.0

Rhythm Management	1,063	—	1,063	—	1,196	—	1,196	n/m	(11.3)	(10.3)
U.S.	533	—	533	—	632	—	632	n/m	(15.7)	(15.7)
Int’l	530	—	530	—	564	—	564	n/m	(6.3)	(4.3)

Electrophysiology	659	—	659	7	594	—	601	n/m	9.7	10.4
U.S.	299	—	299	7	262	—	269	n/m	11.6	11.6
Int’l	360	—	360	—	332	—	332	n/m	8.1	9.5

Heart Failure	301	—	301	—	313	—	313	n/m	(3.5)	(3.0)
U.S.	232	—	232	—	243	—	243	n/m	(4.7)	(4.7)
Int’l	69	—	69	—	70	—	70	n/m	0.5	3.1

Vascular	1,434	(12)	1,422	1,287	198	—	1,485	11.4	(4.1)	(3.1)
U.S.	599	(6)	593	553	59	—	612	8.2	(3.1)	(3.1)
Int’l	835	(6)	829	734	139	—	873	13.9	(4.9)	(3.2)

Structural Heart	524	—	524	173	300	—	473	203.2	10.7	12.1
U.S.	211	—	211	75	108	—	183	180.8	15.3	15.3
Int’l	313	—	313	98	192	—	290	220.3	7.7	10.1

Neuromodulation	382	—	382	—	256	—	256	n/m	49.4	50.1
U.S.	297	—	297	—	181	—	181	n/m	64.0	64.0
Int’l	85	—	85	—	75	—	75	n/m	13.9	16.3

a) Reflects sales related to the AMO and St. Jude Medical vascular closure businesses prior to divesting in the first quarter 2017.

b) Reflects reported actuals for St. Jude Medical, excluding results from the vascular closure business, as well as a reduction to St. Jude Medical sales related to the reclassification of fees paid to group purchasing organizations from the Selling, general, and administrative line.

c) In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Second Quarter Ended June 30, 2017

(in millions, except per share data)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Total Specifieds
Gross Margin	$438	$65	$392	$895
R&D	(12)	(3)	—	(15)
SG&A	(134)	(4)	—	(138)
Interest expense, net	(2)	—	—	(2)
Other (income) expense, net	32	—	—	32
Earnings from Continuing Operations before taxes	$554	$72	$392	1,018
Tax expense on Earnings from Continuing Operations (c)				192
Earnings from Continuing Operations				$826
Diluted Earnings per Share from Continuing Operations				$0.47

The table above provides additional details regarding the specified items described on page 14.

a)             Acquisition-related expenses include costs for legal, accounting, tax, and other services related to business acquisitions and integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, fair value adjustments to contingent consideration related to a business acquisition, and inventory step-up amortization. The specified items in interest expense include amortization expense associated with acquisition-related bridge facility fees. Divestiture-related expenses include incremental costs to separate the divested businesses.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites. Any gains related to the divestiture of a facility as part of a restructuring program are also included in this category.

c)              Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Second Quarter Ended June 30, 2016

(in millions, except per share data)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Total Specifieds
Gross Margin	$6	$19	$145	$170
R&D	(1)	—	—	(1)
SG&A	(29)	(25)	—	(54)
Interest expense, net	(57)	—	—	(57)
Other (income) expense, net	(1)	—	—	(1)
Earnings from Continuing Operations before taxes	$94	$44	$145	283
Tax expense on Earnings from Continuing Operations (c)				70
Earnings from Continuing Operations				$213
Diluted Earnings per Share from Continuing Operations				$0.15

The table above provides additional details regarding the specified items described on page 14.

a)             Acquisition-related expenses include costs for legal, accounting, tax, and other services related to business acquisitions and integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, severance, and the integration of processes and business activities. The specified items in interest expense include amortization expense associated with acquisition-related bridge facility fees. Divestiture-related expenses include incremental costs to separate the divested businesses.

b)             Restructuring and cost reduction expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)              Reflects the net tax benefit associated with the specified items and a net tax benefit of approximately $5 million primarily as a result of the resolution of various tax positions from prior years.

Abbott Laboratories and Subsidiaries

Details of Specified Items

First Half Ended June 30, 2017

(in millions, except per share data)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Total Specifieds
Gross Margin	$844	$121	$914	$1,879
R&D	(26)	(29)	—	(55)
SG&A	(486)	(19)	—	(505)
Interest expense, net	(19)	—	—	(19)
Other (income) expense, net	1,200	(34)	—	1,166
Earnings from Continuing Operations before taxes	$175	$203	$914	1,292
Tax expense on Earnings from Continuing Operations (c)				9
Earnings from Continuing Operations				$1,283
Diluted Earnings per Share from Continuing Operations				$0.74

The table above provides additional details regarding the specified items described on page 15.

a)             Acquisition-related expenses include bankers’ fees and costs for legal, accounting, tax, and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, fair value adjustments to contingent consideration related to a business acquisition, and inventory step-up amortization. The specified items in interest expense include amortization expense associated with acquisition-related bridge facility fees. Divestiture-related expenses include incremental costs to separate the divested businesses as well as bankers’ fees and costs for legal, accounting, tax, and other services related to the divestitures.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites. Any gains related to the divestiture of a facility as part of a restructuring program are also included in this category.

c)              Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

First Half Ended June 30, 2016

(in millions, except per share data)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Venezuela Devaluation (c)	Intangible Amortization	Other (d)	Total Specifieds
Gross Margin	$10	$28	$15	$289	$—	$342
R&D	(2)	(1)	—	—	(43)	(46)
SG&A	(41)	(47)	(9)	—	—	(97)
Interest expense, net	(69)	—	—	—	—	(69)
Net foreign exchange (gain) loss	—	—	(477)	—	—	(477)
Other (income) expense, net	(3)	—	(2)	—	—	(5)
Earnings from Continuing Operations before taxes	$125	$76	$503	$289	$43	1,036
Tax expense on Earnings from Continuing Operations (e)						264
Earnings from Continuing Operations						$772
Diluted Earnings per Share from Continuing Operations						$0.52

The table above provides additional details regarding the specified items described on page 15.

a)             Acquisition-related expenses include costs for legal, accounting, tax, and other services related to business acquisitions and integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, severance, and the integration of processes and business activities. The specified items in interest expense include amortization expense associated with acquisition-related bridge facility fees. Divestiture-related expenses include incremental costs to separate the divested businesses.

b)             Restructuring and cost reduction expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites. Any gains related to the divestiture of a facility as part of a restructuring program are also included in this category.

c)              Venezuela devaluation expenses include the foreign exchange loss of $477 million related to the revaluation of Abbott’s net monetary assets in Venezuela using the Dicom exchange rate as well as inventory and other asset impairments in Venezuela related to the move to the Dicom exchange rate. The Dicom rate is the Venezuelan government’s official floating exchange rate.

d)             Other expense relates to other unusual significant costs, such as the impairment of an R&D asset.

e)              Reflects the net tax benefit associated with the specified items and a net tax benefit of approximately $145 million primarily as a result of the resolution of various tax positions from prior years.

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